UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2017

PennyMac Mortgage Investment Trust

 (Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of Trustee.  On September 26, 2017, the Board of Trustees (the “Board”) of PennyMac Mortgage Investment Trust (the “Company”) approved an increase in the size of the Board from eight to nine trustees and, in connection with such increase, elected Marianne Sullivan as a Class I trustee to fill the vacancy, effective as of September 26, 2017.  Ms. Sullivan has not been appointed to serve on any committees of the Board at this time and will serve until the Company’s next annual meeting of shareholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal.

Ms. Sullivan, age 52, founded and has served as Chief Strategy Consultant for OptimX Advisors, Inc., a consulting firm to the mortgage industry, since January 2017, and, prior thereto, served as Senior Vice President, Single-Family Strategic Initiatives and Business Capabilities at the Federal National Mortgage Association (“Fannie Mae”) from 2010 to February 2017.  Before serving in that role, Ms. Sullivan served at Fannie Mae as Senior Vice President, Single-Family Chief Risk Officer from 2007 to 2010 and in a variety of other executive positions from 1992 to 2007. She received a B.S. degree in Business Administration from Georgetown University.

In consideration for her services as a trustee, Ms. Sullivan will be entitled to receive compensation on the same terms and in the same amounts as the other independent trustees.  Accordingly, Ms. Sullivan will receive an annual base retainer of $75,000, as well as additional annual committee retainers for any Board committees on which she later serves as a member.  In connection with her election to the Board, Ms. Sullivan will receive a one-time equity grant of $87,000 in restricted share units under the Company’s 2009 Equity Incentive Plan (the “Plan”) with such amount to be prorated based on days of service on the Board during the annual equity award cycle. The restricted share units shall vest in three equal installments on the first, second and third anniversaries of the grant date, subject to continued service through such vesting date, and is entitled to dividend equivalents throughout the vesting period. A description of the material terms of the Plan and the compensatory arrangement with the Company’s independent trustees is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2017.

In connection with her election, the Company will enter into an indemnification agreement with Ms. Sullivan in the same form that the Company has entered into with its other trustees.  There are no other arrangements or understandings pursuant to which Ms. Sullivan was elected as a trustee, and there are no related party transactions between the Company and Ms. Sullivan.

Item 8.01.    Other Events.

On September 26, 2017, the Company also issued a press release announcing the election of Ms. Sullivan as referenced in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release, dated September 26, 2017, issued by PennyMac Mortgage Investment Trust, pertaining to the election of Marianne Sullivan as trustee

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 26, 2017, issued by PennyMac Mortgage Investment Trust, pertaining to the election of Marianne Sullivan as trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: September 27, 2017	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer